China Armco Metals Reports Record Financial Results for the First Nine Months of 2008

Monday November 17, 9:00 am ET

SAN MATEO, CA--(MARKET WIRE)--Nov 17, 2008 -- China Armco Metals, Inc. (OTC BB CNAM - News),  a distributor of imported metal ore and a growing scrap metal recycler, today announced the Company's financial results for the third quarter of 2008.

Financial Highlights

- 3rd quarter net income increases to a $1.4 million versus a loss of $1.9 Million in the 3rd quarter of 2007
- 3rd quarter diluted EPS climbs to $0.15 versus a loss of $(0.26) in the 3rd quarter of 2007
- Revenue for first nine months of 2008 increases to a record $43.2 million
- EPS for First Nine months climbs to a record $0.48 per share

Third Quarter 2008 Financial Results

Net revenues for the third quarter of 2008 were $20.4 million, a decrease of 25.4% compared to the third quarter of 2007.  The Company witnessed some business interruptions due to the Beijing Olympics for the months of July through September.   During the third quarter, the Chinese government imposed restrictions limiting the transport of goods and the operations of several industries to reduce industrial emissions and power requirements inherent to Armco’s customers and their end-users, mostly PRC-based steel businesses and consumers of metals.

Cost of goods sold for the third quarter of 2008 were $17.9 million, a decrease of $11.3 million compared to the third quarter of 2007,   Gross profits were 12% for the quarter which were driven by a strong performance in the Company’s ore sourcing and distribution operations. These services provided by the Company’s trading operations are critical to its customers as small to medium sized enterprises (SMEs) are frequently unable to obtain favorable contract rates and lack the expertise to import on their own.

Operating expenses for the third quarter of 2008 were $344,116, an increase of approximately $273,000 compared to the third quarter of 2007. The Company’s operating expenses are comprised of selling expenses and general and administrative expenses.  These increases are a result of higher levels of sales operations and additional costs related to increases in staff, construction of its metal recycling facility and costs associated with the Company’s efforts as a US-listed public company.

Income taxes for the quarter were $409,717 after which net income was approximately $1.4 million versus a loss of $1.9 million recorded in the third quarter of 2007.  Net margins for the Company were 6.7% for the quarter ended September 30, 2008.   Earnings per share for the quarter were $0.15 per fully diluted share, based on 9.2 million common shares outstanding.

In November 2008, the Chinese government announced a $586 billion domestic economic stimulus program aimed at bolstering domestic economic activity.  The two-year program includes tax rebates, spending in housing, infrastructure, agriculture, health care and social welfare, and a tax deduction for capital spending by companies. China Armco anticipates a benefit to the Chinese economy from this stimulus program. Kexuan Yao, CEO and Chairman of Armco Metals commented, “We are confident in our business model and the services we offer to small and medium sized foundries and smelters in China and believe this group of suppliers will address the direct demand created by the stimulus package and indirect demand from consumers as the program is fully dispensed.  Our margins should remain steady as we fund our entrée into China’s next phase of growth which we see in recycling.

Nine-Month Financial Results

For the first nine months of 2008 China Armco generated an 18.8% increase in revenues to $43.2 million as compared to revenue of $36.3 million for the same period 2007.  The performance for the first nine months of 2008 was driven by increased sales revenues in the Company’s metal distribution business.

Cost of goods sold for the nine months of 2008 were $38.6 million, an increase of $1.1 million compared to the nine months of 2007.  Gross margins were 10.5% for the nine months ended September 30, versus a loss in 2007 for the same 9-month period.  The loss for the previous period was due to a sharp fall in nickel ore prices in 2007 combined with increases in shipping costs.  The company derives profits from several types of ore it sells. Each ore has a target gross margin and when combined produces a blended gross profit margin for the Company Operating expenses for the first nine months of 2008 were $717,070, an increase of 104% compared to the first nine months of 2007.  As noted above, increases are a result of expanded sales operations and additional costs related to increases in staff and construction of its metal recycling facility and costs associated with the Company’s efforts as a US-listed public company.

Total other income for the nine months ended September 30th was $902,045. Other income was mainly comprised of a favorable recovery of $1.3 million from a customer who challenged the grade of ore supplied by the Company.  Upon testing, it was determined the customer’s claim was unfounded and the Company received a one-time payment to settle its claim for the receivable and related legal expenses. Income taxes were $795,682 for the nine months ended September 30, 2008. The Company’s China operations are subject to a statutory tax rate of 17.5% and its Hong Kong distribution operations are subject to Hong Kong SAR income taxes as of January 1, 2008.

For the nine months ended September 30, 2008 net income increased to $3.9 million from a net loss of $1.7 million in 2007.  On a diluted basis, earnings per share for the nine months of 2008 were $0.48 per share based on 8.2 million common shares outstanding as compared to a net loss of $0.22 per share in the same period in 2007.

“Commodities and metal production have been severely affected by the slowdown across a number of sectors,” commented Chairman Yao, “Though we cannot claim immunity from the new market trends, the simplicity of our business as an importer and distributor of commodities have kept our cost structures low enough to weather a reduction in revenues and still enable us to meet our earnings guidance for the year.   The metal market is cyclical and thus we feel this is an opportune time to enter a new market segment in steel recycling where there is a huge void in production capabilities and the strong governmental support for the recycling metals industry in China” Mr. Yao concluded.

Balance Sheet and Cash Flow Discussion

At September 30, 2008, total assets were $33.0 million, an increase of over 233% from the $9.9 million at December 31, 2007. This increase was partially attributable to the $7.4 million raised through a private equity placement in July and August of 2008.   Substantially all of the net proceeds from the offering will be used to expand the Company's operations into scrap metal production through the construction of a new facility in China. The increased capital will also be used to expand its metals distribution operations. At September 30, 2008, shareholder equity reached $16.1 million and total current assets reached $30.5 million with working capital of approximately $13.4 million.

For the nine months ended September 30, 2008 cash used in operations of $9,528,476 included an increase in accounts receivables of approximately $12.8 million due primarily to longer payment terms extended to clients during the three months ended September 30, 2008.

For the nine months ended September 30, 2007 cash provided by operations of $4.0 million included a $5.8 million increase in accounts payable, $1.8 million of customer deposits, and an increase of $3.8 million from accrued expenses and other liabilities, which were offset by an increase in accounts receivable of approximately $1.5 million and an increase in inventories of approximately $4.4 million.

About China Armco Metals, Inc.

China Armco Metals, Inc. is engaged in the sale and distribution of metal ore and non-ferrous metals throughout the PRC and has entered the recycling business with the Company’s acquisition of 22 acre of land to for the construction and operation of a 1-million ton per year shredder and recycler of metals.  The Company maintains customers throughout China which include the fastest growing steel producing mills and foundries in the PRC. Raw materials are supplied from global suppliers in India, Hong Kong, Nigeria, Brazil, Turkey, the Philippines and Libya. The Company's product lines include ferrous and non-ferrous ore; iron ore, chrome ore, nickel ore, copper ore, mangnese ore and steel billet. Beginning in the second quarter 2009, the Company expects to begin operations in its steel recycling and scrap metal supply. The recycling facility is expected to be capable of recycling one million metric tons of scrap metal per year which will position the Company as one of the top 10 largest recyclers of scrap metal in China. ARMCO estimates the recycled metal market as 70 million metric tons.

Safe Harbor Statement

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, China Armco Metals, Inc., is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans," "believes" and "projects") may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our guidance and expectations regarding revenues, net income and earnings. In addition, any such statements are qualified in their entirety by reference to, and are accompanied by, the following key factors that have a direct bearing on our results of operations:

We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-KSB for the year ended December 31, 2007 and Item 1.01 "Risk Factors" of our Current Report on Form 8-K filed on July 1, 2008.

Contact:

     Investor Relations Contact(s)
     Alan Sheinwald
     HC International, Inc.
     US +1 (914) 669-5340
     alan.sheinwald@hcinternational.net
     www.hcinternational.net

CHINA ARMCO METALS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	September 30, 2008	December 31, 2007
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	3,459,077	232,286
Pledged deposits	803,000	564,150
Accounts receivable	15,434,049	2,586,529
Inventories	2,479,150	2,434,908
Advance on purchases	7,677,983	1,846,113
Prepayments and other current assets	604,402	-

Total Current Assets	30,457,661	7,663,986

PROPERTY AND EQUIPMENT, net	298,124	131,596

LAND USE RIGHT, net	2,231,067	2,108,983

Total Assets	32,986,852	9,904,565

LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
Forward foreign currency exchange contracts	-	308,744
Forward foreign currency exchange swap liabilities	-	12,079
Loan payable	7,589,314	-
Accounts payable	2,775,858	290,740
Advances from stockholders	21,500	921,444
Customer deposits	4,291,490	2,228,720
Taxes payable	664,505	8
Accrued expenses and other current liabilities	1,558,163	1,058,697

Total Current Liabilities	16,900,830	4,820,432

STOCKHOLDER'S EQUITY:
Preferred stock, $0.001 par value; 1,000,000 shares authorized;
none issued or outstanding	-	-
Common stock, $0.001 par value, 74,000,000 shares authorized,
10,092,649 and 5,300,000 shares issued and outstanding, respectively	10,093	5,300
Additional paid-in capital	6,924,594	367,726
Retained earnings	8,577,441	4,634,449
Accumulated other comprehensive income:
Foreign currency translation gain	573,894	76,658

Total Stockholder's Equity	16,086,022	5,084,133

Total Liabilities and Stockholder's Equity	32,986,852	9,904,565

CHINA ARMCO METALS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months	For the Three Months	For the Nine Months	For the Nine Months
	Ended	Ended	Ended	Ended
	September 30, 2008	September 30, 2007	September 30, 2008	September 30, 2007

NET REVENUES	20,384,974	27,329,425	43,174,787	36,345,975

COST OF GOODS SOLD	17,937,965	29,224,075	38,621,088	37,542,207

GROSS PROFIT	2,447,009	(1,894,650)	4,553,699	(1,196,232)

OPERATING EXPENSES:
Selling expenses	61,387	7,944	92,900	154,050
General and administrative expenses	282,729	62,817	624,170	197,086

Total operating expenses	344,116	70,761	717,070	351,136

INCOME (LOSS) FROM OPERATIONS	2,102,893	(1,965,411)	3,836,629	(1,547,368)

OTHER (INCOME) EXPENSE:
Interest income	(6,128)	-	(6,128)	-
Interest expense	22,167	6,457	119,503	6,457
Gain from contracts termination	(31,750)	-	(1,265,501)	-
Loss on forward foreign currency contracts	-	3,593	19,739	3,593
Other (income) expense	353,054	9,185	230,342	126,068

Total other (income) expense	337,343	19,235	(902,045)	136,118

INCOME (LOSS) BEFORE INCOME TAXES	1,765,550	(1,984,646)	4,738,674	(1,683,486)

INCOME TAXES	409,717	-	795,682	-

NET INCOME (LOSS)	1,355,833	(1,984,646)	3,942,992	(1,683,486)

OTHER COMPREHENSIVE INCOME (LOSS):
Foreign currency translation gain (loss)	183,363	25,307	497,236	(23,459)

COMPREHENSIVE INCOME (LOSS)	1,539,196	(1,959,339)	4,440,228	(1,706,945)

NET INCOME (LOSS) PER COMMON SHARE
BASIC AND DILUTED:	0.15	(0.26)	0.48	(0.22)

Weighted Common Shares Outstanding
basic and diluted	9,227,792	7,606,000	8,150,576	7,606,000

CHINA ARMCO METALS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
	For the Nine Months	For the Nine Months
	Ended	Ended
	September 30, 2008	September 30, 2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$3,942,993	$(1,683,486)
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities
Depreciation expenses	1,342	26,730
Amortization expense	61,548	-
Loss from disposal of property and equipment	5,459	12,464
Changes in operating assets and liabilities:
Accounts receivable	(12,847,520)	(1,468,602)
Inventories	136,747	(4,370,761)
Advance on purchases	(5,694,647)	91,112
Prepayments and other current assets	(744,785)	51,989
Forward foreign exchange contracts swap	19,739	3,593
Accounts payable	2,466,568	5,827,446
Customer deposits	1,897,107	1,755,686
Taxes payable	784,719	(75,327)
Accrued expenses and other current liabilities	442,254	3,844,139

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(9,528,476)	4,014,983

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash received from reverse acquisition	11,506	-
Proceeds from release of pledged deposits	606,083	-
Payment made towards pledged deposits	(803,000)	(404,912)
Purchases of property and equipment	(168,743)	(123,345)

NET CASH USED IN INVESTING ACTIVITIES	(354,154)	(528,257)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from forward foreign exchange contracts	-	312,337
Payment of forward foreign exchange contracts	(344,670)	-
Proceeds from loans payable	7,547,814	-
Amounts received from (paid to) related parties	(921,236)	317,289
Sale of common stock and warrants, net of offering costs	6,623,168	-

NET CASH PROVIDED BY FINANCING ACTIVITIES	12,905,076	629,626

EFFECT OF EXCHANGE RATE CHANGES ON CASH	204,345	3,712

NET CHANGE IN CASH	3,226,791	4,120,064

Cash at beginning of year	232,286	137,798

Cash at end of year	$3,459,077	$4,257,862

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Interest paid	$119,503	$6,457
Taxes paid	$-	$-